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                                                                    EXHIBIT 3.21

[SEAL OF CALIFORNIA]                                  File#____________________


                             STATE OF CALIFORNIA

                                  BILL JONES

                              SECRETARY OF STATE


                           LIMITED LIABILITY COMPANY
                           ARTICLES OF ORGANIZATION
                 A $70.00 FILING FEE MUST ACCOMPANY THIS FORM.
          IMPORTANT - READ INSTRUCTIONS BEFORE COMPLETING THIS FORM.


                                               This Space if For Filing Use Only
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1.  Name of the limited liability company (end the name with the words "Limited
    Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")

    DOMINO'S PIZZA CALIFORNIA LLC
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2.  The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

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3.  Name the agent for service of process and check the appropriate provision below:


    C T Corporation System                                 which is
    -------------------------------------------------------

    [ ] an individual residing in California.  Proceed to item 4.

    [x] a corporation which has filed a certificate pursuant to section 1505.
        Proceed to item 5.
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4.  If an individual, California address of the agent for service of process:

    Address:

    City:                        State:  CA              Zip Code:
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5.  The limited liability company will be managed by:  (CHECK ONE)

    [ ] ONE MANAGER      [ ] MORE THAN ONE MANAGER

    [x] LIMITED LIABILITY COMPANY MEMBERS
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6.  Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

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7.  Number of pages attached, if any:

            4
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    Type of business of the limited liability company.

    Domino's Pizza California LLC will be an operating company that operates Domino's Pizza corporate stores and commissaries within the State of California.
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    DECLARATION:  It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

                                             Harry Silverman

    -------------------------------          ----------------------------------
    Signature of Organizer                   Type or Print Name of Organizer

    November 10, 1999
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     Date
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SEC/STATE  (REV. 1/99)                           FORM LLC-1 - FILING FEE $70.00
                                                 Approved by Secretary of State
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       INSTRUCTIONS FOR COMPLETING THE ARTICLES OF ORGANIZATION (LLC-1)

                            DO NOT ALTER THIS FORM

                      TYPE OR LEGIBLY PRINT IN BLACK INK.

PROFESSIONAL LIMITED LIABILITY COMPANIES ARE PROHIBITED FROM FORMING OR REGISTERING IN CALIFORNIA.

- Attach the fee for filing the Articles or Organization (LLC-1) with the Secretary of State. The fee is seventy dollars ($70).

-  Make check(s) payable to the Secretary of State.

-  Send the executed document and filing fee to:
                              California Secretary of State
                              Limited Liability Company Unit
                              P.O. Box 944228
                              Sacramento, CA 94244-2280

- Fill in the items as follows:

ITEM 1. Enter the name of the limited liability company. The name shall contain the words "Limited Liability Company," or the abbreviations "LLC" or L.L.C." The words "Limited" and "Company" may be abbreviated to "Ltd." and "Co." The name of the limited liability company may not contain the words "bank," "trust," "trustee," "incorporated," "inc.," "corporation," or "corp.," and shall not contain the words "insurer" or "insurance company" or any other words suggesting that it is in the business of issuing policies of insurance and assuming insurance risks. (Section 17052)

ITEM 2. Execution of this document confirms the following statement which has been preprinted on the form and may not be altered: "The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act." Provisions limiting or restricting the business of the limited liability company may be included as an attachment.

ITEM 3. Enter the name of the agent for service of process. The agent for service of process must be an individual residing in California or a corporation which has filed a certificate pursuant to California Corporations Code Section 1505. Check the appropriate provision.

ITEM 4. If an individual is designated as the agent for service of process, enter an address in California. Do not enter "in care of" (c/o) or abbreviate the name of the city. DO NOT enter an address if a corporation is designated as the agent for service of process.

ITEM 5. Check the appropriate provision indicating whether the limited liability company is to be managed by one manager, more than one manager, or the limited liability company members. Section 17051(a)(5).

ITEM 6. The Articles of Organization (LLC-1) may include other matters that the person filing the Articles of Organization determines to include. Other matters may include the latest date on which the limited liability company is to dissolve. If other matters are to be included check the box in this item and attach one or more pages setting forth the other matters.

ITEM 7. Indicate the total number of additional pages attached. All attachments should be 8 1/2" x 11", one-sided and legible.

              For informational purposes only, briefly describe the type of business that constitutes the principal business activity of the limited liability company. Note restrictions in the rendering of professional services by Limited Liability Companies. Professional services are defined in California Corporations Code, Section 13401(a) as: "Any type of professional services that may be lawfully rendered only pursuant to a license, certification, or registration authorized by the Business and Professions Code or the Chiropractic Act."

DECLARATION:  The Articles of Organization (LLC-1) shall be executed with an original signature of the organizer. A facsimile or photocopy of the signature is not acceptable for the purpose of filing with the Secretary of State.

              The person executing the Articles of Organization (LLC-1)need not be a member or manager of the limited liability company.

              If an entity is signing the Articles of Organization (LLC-1), the person who signs for the entity must note the exact entity name, his/her name, and his/her position.

              If an attorney-in-fact is signing the Articles of Organization (LLC-1), the signature must be followed by the words "Attorney-in-fact for (name of person)."

             If a trust is signing the Articles of Organization (LLC-1), the articles must be signed by a trustee as follows:
             _____________, trustee for ____________ trust (including the date of the trust, if applicable). Example: Mary Todd, trustee of the Lincoln Family Trust (U/T/A 5-1-94).

- Statutory provisions can be found in Section 17051 of the California Corporations Code, unless otherwise indicated.

- For further information contact the Limited Liability Company Unit at (916) 653-3795
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                         DOMINO'S PIZZA CALIFORNIA LLC
                            ARTICLES OF INCORPORATION

ARTICLE VIII
SECTION 8.1 Limitation of Liability. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages resulting from a breach of fiduciary duties imposed on the Director, except for liability:

         (a) resulting from breach of the Director's duty of loyalty to the Corporation or its Shareholders;

         (b) resulting from any acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

         (c) resulting from a violation of Section 551(1) of the Michigan Business Corporation Act (the "Act"); or

         (d) resulting from any transaction from which the Director derived an improper personal benefit.

In the event that the Michigan Business Corporation Act is hereafter amended to authorize corporation action further eliminating or limiting personal liability of directors, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Corporation Act so amended. Any repeal, modification or amendment of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal, modification or amendment for or with respect to any act or omission occurring prior to the time of such repeal, modification or amendment.

ARTICLE IX

SECTION 9.1 Action by Third Party. Except to the extent limited by the Act, the Corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or
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her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 9.2 Action by or in Right of Corporation. Except to the extent limited by the Act, the Corporation has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amount paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

SECTION 9.3 Expense. Indemnification against expenses:

         (a) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above in Sections 9.1 or 9.2, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this Subsection.

         (b) An indemnification under Sections 9.1 and 9.2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections 9.1 and
              9.2 above. This determination shall be made in any of the following ways:

                  (i) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit or proceeding.
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                  (ii)   If the quorum described in subdivision (i) is not
                         obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

                  (iii)  By independent legal counsel in a written opinion.

                  (iv)   By the stockholders.

         (c)  If a person is entitled to indemnification under Section 9.1 or
              9.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

SECTION 9.4 Payment in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 9.1 or 9.2 above may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

SECTION 9.5 Nonexclusivity.

         (a) The indemnification or advancement of expenses provided under Sections 9.1 to 9.4 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         (b) The indemnification provided for in Sections 9.1 to 9.4 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

SECTION 9.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections 9.1 to 9.5.
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SECTION 9.7 Constituent Corporations. For purposes of Sections 9.1 to 9.6 above,
"corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Subsection with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

SECTION 9.8 Definitions. For the purposes of Sections 9.1 to 9.6 above, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its stockholders" as referred to in Sections 9.1 and 9.2 above.